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                                                                   EXHIBIT 10.2

                        SYSTEMS ACQUISITION AGREEMENT

        This Systems Acquisition Agreement ("Agreement") is entered into as of the 16th day of March, 1998 by and between MobiNetix Systems, Inc., having a place of business at 500 Oakmead Parkway, Sunnyvale, California 94086-4056 ("MobiNetix"), and Federated Systems Group, Inc., with its principal place of business located at 6801 Governor's Lake Parkway, Norcross, Georgia 30071 ("FSG").

        A. MobiNetix is in the business of developing and manufacturing certain electronic signature capture products comprising hardware and software and more particularly described below; and

        B. FSG wishes to acquire such units on the terms and conditions set forth herein and in the License Agreement, as defined below.

        NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:


                            SECTION 1. - DEFINITIONS

o "Escrow Materials" has the meaning specified in Section 6.1.

o "Hardware" means units manufactured by or on behalf of MobiNetix and known as PenWare 3100, and such other units as may be acquired by FSG from time to time hereunder.

o "Hardware Documentation" means the engineering designs and specifications, schematics, manufacturing details, including know-how, identity and address of contract manufacturer, documents assigning manufacturing rights to FSG, if any, and all other


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  documents and information that are necessary and appropriate for FSG to cause the Units to be manufactured without the aid or assistance of MobiNetix.

o "INITIAL UNITS" has the meaning specified in SECTION 2.1.

o "LICENSE AGREEMENT" means the Software License Agreement dated contemporaneously herewith and entered into by MobiNetix as Licensor and FSG as Licensee to effect a license of the Software and Software Documentation.

o "SHIPMENT ACCEPTANCE" has the meaning specified in Section 2.4.

o "SOFTWARE" means collectively the following (i) PenWare 3100 Firmware, which is the operating system and encryption software built into each of the Initial Units and stored in ROM; (ii) PenWare 3100 Scripts, which is the application software identified in EXHIBIT C; (iii) SRS Software Product, which is the MobiNetix software product known as the "SECURE RECORDS SYSTEM", as modified or customized pursuant to a design or scope document agreed to by both parties; and (iv) SDK Software Product, which is a software developer's toolkit and is a MobiNetix software product known as "PENWARE SDK."

o "SOFTWARE DOCUMENTATION" means the source code to all of the Software, all existing technical manuals, system and program flowcharts, file report and screen layouts, existing maintenance tools, a list of all third-party development tools and all other documents and information that are necessary or reasonably appropriate for a programmer to reconstruct, maintain, enhance, understand and program the Software without the aid or assistance of MobiNetix.

o "SPECIFICATIONS" means, as to PenWare 3100 Units, the specifications contained in EXHIBIT C and in a separate document to be prepared by MobiNetix and agreed to by FSG, and as to other Units that may be purchased hereunder, the specifications agreed to in writing by the parties, or, in the absence of such agreement, the specifications contained in end-user documentation provided by MobiNetix with respect to such other Units.

o "UNIT" means the configuration of integrated components comprising the Hardware and Software.


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o "UNIT ACCEPTANCE" has the meaning specified in SECTION 2.4.

o Except as the context may otherwise require, (i) words of any gender include the other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this entire Agreement, (iv) the term "party" means MobiNetix or FSG, as the context requires, (v) the term "including" means "including but not limited to", and
  (vi) the term "this Agreement", shall be deemed to include all exhibits and schedules attached hereto and incorporated herein by this reference. Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless otherwise specified. Certain capitalized terms used but not defined herein have the meanings ascribed thereto in the License Agreement.


                             SECTION 2. - PURCHASE

        2.1 INITIAL PURCHASE. Subject to the terms of this Agreement, FSG shall purchase at least [*] Units of PenWare 3100 (the "INITIAL UNITS"), and MobiNetix shall sell to FSG the Initial Units at the price set forth in SECTION 3, provided that, FSG shall be deemed to have fulfilled its commitment to purchase under this SECTION 2.1 if it purchases at least [*] of such Initial Units. Upon execution of this Agreement, FSG shall communicate to MobiNetix the exact number of Initial Units required by FSG. In addition, MobiNetix shall upgrade to or replace with PenWare 3100 each Unit of PenWare 3000 currently installed at an FSG location free of charge.

        2.2 OTHER PURCHASES. FSG may, but need not, purchase from MobiNetix additional Units of PenWare 3100, or other hardware or parts, all pursuant to purchase orders that may be issued by FSG from time to time. MobiNetix shall fulfill any such purchase order that may be issued by FSG. Purchases of all such additional or different Units shall be upon the terms set forth in this Agreement, and more particularly in EXHIBIT A and pursuant to a mutually acceptable delivery schedule.



* Confidential treatment requested.
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        2.3 DELIVERIES. All Units purchased by FSG under this Agreement shall
(i) be delivered by MobiNetix FOB to a shipping company designated by FSG at MobiNetix's production facility previously identified in writing to FSG, and
(ii) contain at a designated position a barcoded label that shall have been provided by FSG to MobiNetix. Deliveries of the Initial Units by MobiNetix shall be made in accordance with the schedule set forth in EXHIBIT B. MobiNetix shall provide to FSG, via file transfer or on disk, the serial and barcode numbers for each Unit shipped in a spreadsheet format as specified by FSG. FSG shall arrange for such delivered Units to be shipped to FSG locations. References in this Agreement to a "shipment of Units" shall mean all Units contained in a shipment delivered to any one (1) FSG location. FSG shall bear all applicable freight, insurance and other shipping charges. Upon delivery by MobiNetix to FSG's shipping company, all right, title and interest in and to the Units and risk of loss thereof shall pass to FSG.

        2.4 ACCEPTANCE. FSG shall make diligent good faith efforts to install and test each shipment of Units purchased by FSG hereunder at the applicable FSG location within twenty one (21) days following receipt at such location. FSG may, at its option, install and test only a sample portion of each shipment of the Units received by FSG, in which event the results of such testing shall be imputed to the entire shipment. When a Unit performs in accordance with the Specifications therefor, acceptance of such Unit (the "UNIT ACCEPTANCE") by FSG shall be deemed to occur. When at least ninety five percent (95%) of the installed Units contained in any such single shipment of Units perform in conformance with the Specifications therefor, acceptance by FSG of such shipment of Units ("SHIPMENT ACCEPTANCE") will be deemed to occur. In the event Shipment Acceptance does not occur with respect to any shipment of Units received by FSG, FSG shall notify MobiNetix in writing (a "NOTICE OF NON-ACCEPTANCE") as promptly as practicable, but in no event later than ninety
(90) days after receipt of such shipment in the applicable FSG location. MobiNetix shall be deemed to have failed to deliver a shipment of Units as required hereunder if such shipment fails to achieve Shipment Acceptance. Each notice of non-Acceptance shall specify in detail the defects resulting in the non occurrence of Acceptance. Each shipment of Units as to which MobiNetix has not received a notice of non-Acceptance as specified herein shall be deemed to have achieved Shipment Acceptance. Any dispute regarding the conformity or non-conformity of Units with the applicable Specifications will be resolved in accordance with SECTION 9. All Units that fail to achieve Unit Acceptance (or after achieving same cease to perform) whether contained within a


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shipment of Units that achieves Shipment Acceptance or has failed to achieve
Shipment Acceptance in accordance with the terms hereof, shall be returned by FSG to MobiNetix, at MobiNetix's cost, within ninety (90) days after receipt thereof in the applicable FSG location. MobiNetix shall repair or replace such defective Units and return same to FSG within fourteen (14) days after delivery of such Units to MobiNetix.

        2.5 TRAINING. MobiNetix shall train FSG personnel on the installation, use, repair and maintenance of the Units. At FSG's option, such training shall be provided at MobiNetix's location or at FSG location(s). In the latter case, FSG shall reimburse MobiNetix, for the reasonable lodging, incidental and other out-of-pocket travel costs incurred by it, provided that such costs have been approved in advance by FSG and are incurred in accordance with FSG's travel guidelines provided to MobiNetix in writing from time to time.

                   SECTION 3. - PURCHASE PRICE/PAYMENT TERMS

        3.1 PURCHASE PRICE. Subject to SECTION 3.2, the purchase price payable by FSG [*]. The purchase price payable by FSG for other Units that may be purchased by FSG are set forth in EXHIBIT A. Amounts due hereunder do not include and are net of any foreign or domestic governmental taxes or charges of any kind that may be applicable to the sale or licensing of any software, goods or services hereunder, including excise, sales, use, or value-added taxes; customs or other import duties or other taxes, tariffs or duties. FSG shall be responsible for and shall pay all such taxes and charges levied against MobiNetix (except any taxes on MobiNetix's income) in a timely manner. When MobiNetix has the legal obligation to pay or collect such taxes, excluding taxes on the income of MobiNetix, the appropriate amount shall be invoiced to FSG and paid by FSG to MobiNetix within thirty (30) days after receipt thereof unless FSG provides MobiNetix with a valid tax exemption certificate issued by the appropriate taxing authority.

        3.2 PAYMENT TERMS. Payment with respect to each shipment of Units shall be due and payable within thirty (30) days following receipt of such shipment of Units by FSG at the designated FSG location but in no event later than thirty-seven (37) days following delivery of

* Confidential treatment requested.


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such shipment of Units by MobiNetix to FSG's shipping company at MobiNetix's production facility in accordance with SECTION 2.3. In the event FSG makes payment to MobiNetix in respect of a Unit that subsequently fails to achieve Unit Acceptance, FSG may, at its option, either offset such payment amount against any other payments required to be made hereunder by FSG or seek reimbursement of such amount from MobiNetix. Notwithstanding anything to the contrary herein, FSG may withhold from the purchase price payable with respect to each Unit that has been received at the designated FSG location, the following amounts:

[*]


Except as otherwise provided immediately above, all withheld amounts shall be payable by FSG to MobiNetix within fifteen (15) days following the fulfillment of the applicable precondition to payment as specified above. A late payment fee equal to one percent (1%) per month will be payable on any amount that is due and not paid within five (5) business days after receipt by FSG of a notice of non-payment from MobiNetix. With respect to any amount to be paid to FSG


* Confidential treatment requested.

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by MobiNetix hereunder, FSG may, at its option, set off that amount as a credit against amounts otherwise payable hereunder to MobiNetix.


                              SECTION 4. - LICENSE


        Pursuant to the License Agreement, MobiNetix has granted to FSG, licenses to the Software more fully set forth in the License Agreement.


                            SECTION 5. - WARRANTIES

        5.1 AS-DOCUMENTED WARRANTY. MobiNetix warrants to FSG that until Software Acceptance is achieved under the License Agreement, each Unit purchased will perform in accordance with the Specifications therefor, including any engineering changes that may be implemented by MobiNetix from time to time during such period in respect of the applicable model of Units (this warranty being referred to herein as the "AS-DOCUMENTED WARRANTY"). FSG's sole remedy upon the failure of any Unit to comply with the as-documented warranty will be to obtain, repair or a replacement of such Unit or the Software component thereof. Notwithstanding the foregoing, it shall be a MobiNetix event of default under SECTION 10.3(ii), if any single shipment of Units fails to achieve Acceptance as a result of the failure of this warranty.

        5.2 PHYSICAL WARRANTY. For purposes of this SECTION 5.2, the warranty period as to each Unit shall continue for thirty-six (36) months commencing (i) as to all Units in a shipment of Units that achieved Shipment Acceptance, at the time such shipment is received at the designated FSG location, and (ii) as to all Units in a shipment of Units that fails to achieve Shipment Acceptance, at such time as the replacement shipment achieves Shipment Acceptance (if FSG does not exercise its right to terminate this Agreement pursuant to SECTION 10.2). MobiNetix warrants to FSG that, during the warranty period, each Unit provided by


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MobiNetix will be free from defects in materials and workmanship. MobiNetix's obligation in respect of this warranty during the initial ninety (90) days of the applicable warranty period, is to replace or repair all Units that fail to achieve Unit Acceptance, whether or not contained within a shipment of Units that has failed to achieve Shipment Acceptance, and all such Units that subsequently fail to perform. Except as stated in the immediately preceding sentence, MobiNetix's obligation in respect of this warranty after the expiration of such ninety (90) day period as to each Unit shall be to provide all the requisite parts only during the warranty period, the parties having agreed that the purchase price per Unit payable by FSG relieves MobiNetix of its obligation to provide the requisite labor during the remaining thirty-three
(33) months of the warranty period. Upon the failure of any Unit to comply with this warranty, FSG's sole remedy will be to obtain the repair or replacement of such Unit, provided that any replacement made of individual Units contained within a shipment of Units that has achieved Shipment Acceptance shall not extend the warranty period specified above. Notwithstanding the foregoing, it shall be a MobiNetix event of default under SECTION 10.3(ii), if any single shipment of Units fails to achieve Shipment Acceptance as a result of the failure of this warranty. The warranty contained in this SECTION 5.2 shall not apply to defects resulting from abuse by non-MobiNetix personnel, vandalism, acts of God or other perils.

        5.3 PARTS INVENTORY WARRANTY. As early as practicable after the date hereof, MobiNetix shall deliver to FSG's facility known as the Tampa National Rework Center, (i) an inventory of warranty parts that is deemed adequate for the purpose of ensuring the fulfillment of MobiNetix's warranty obligations under SECTION 5 in respect of the Initial Units, and (ii) all documentation and schematics available, including test routines. [*] MobiNetix shall replenish parts withdrawn from inventory within fifteen (15) days after receipt of FSG's notice and ensure the continuous maintenance of an inventory of parts as required by this Section for so long as MobiNetix has any obligations pursuant to SECTION 5.2. From time to time the parties shall review the actual needs of FSG for parts and adjust the required inventory quantity as necessary.


* Confidential treatment requested.

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     5.4  YEAR 2000.  MobiNetix warrants to FSG that the each Unit, including the Hardware and Software, will accurately process data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including leap year calculations, without interruption or manual intervention, and that dates outside the range 1900-1998, including the years 1999, 2000 and beyond, encountered or processed by the Software or Hardware will be correctly recognized, calculated, sorted, stored, displayed and/or otherwise processed in any level of the Software or Hardware, including microcode, firmware, application programs, system software, utilities, files and databases. Upon the failure of any Unit to comply with this warranty, FSG's sole remedy will be to obtain a replacement of such Unit. Notwithstanding the foregoing, it shall be a MobiNetix event of default under SECTION 10.3(ii), if any single shipment fails to achieve Acceptance as a result of the failure of this warranty.

     5.4 OTHER MOBINETIX WARRANTIES. MobiNetix covenants, warrants and represents as follows:

          (i) MobiNetix is a corporation duly organized and legally existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and execute the transactions and agreements contemplated hereby;

          (ii) to the knowledge of MobiNetix, no portion of the Unit contains any time bomb, drop dead-device or other unauthorized code designed to permit unauthorized access to, disable, erase or otherwise harm the Software, Hardware or FSG's data;

          (iii) MobiNetix is the owner of the Units, and is the owner or licensee of the Software, and has the full power and authority to transfer, assign, license, sublicense and sell same to FSG, free and clear of all liens, security interests, pledges, encumbrances or charges of any kind, and FSG shall have quiet possession and peaceful enjoyment of the Units upon such transfer;

          (iv) The use of the Units by FSG and/or its affiliates, including the repair, maintenance or enhancement of any aspect of such Units will not violate or infringe upon any patent, copyright, trade secret or other intellectual

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               property rights of other persons or entities, provided that
               MobiNetix's sole liability upon a breach of this warranty will be as specified in SECTION 8.2; and

          (v) Following the expiration of the applicable warranty period, MobiNetix shall provide on-going support for any engineering changes that may be implemented by MobiNetix in respect of the applicable model of the Units and for a period of five (5) years thereafter, continue to provide parts in accordance with its obligations under SECTION 5.3, but at the prices specified in EXHIBIT C.

     5.6 DISCLAIMER OF ALL OTHER WARRANTIES AND REPRESENTATIONS. THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE IN LIEU OF, AND MOBINETIX DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE UNITS OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PURPOSE, WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOMER USAGE IN THE TRADE OR BY COURSE OF DEALING.

     5.7 FSG's WARRANTY. FSG covenants, warrants and represents that it is a corporation duly organized and legally existing in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby.


                              SECTION 6. - ESCROW

     6.1 DEPOSIT. Within ten (10) days after the date of this Agreement, the parties shall enter into a Preferred Registration Technology Escrow Agreement (the "ESCROW AGREEMENT") with Data Securities International, Inc. substantially in the form attached hereto as Exhibit D and within thirty (30) days after the date of this Agreement, MobiNetix shall deposit with Data Securities International, Inc., the Software Documentation and the Hardware Documentation (collectively, the "ESCROW MATERIALS").


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     6.2  UPDATES. Within thirty (30) days after the release of each new version, release, correction or modification of the Hardware of Software, MobiNetix shall deposit with the Escrow Agent the Escrow Materials to such new version, release, correction or modification, as appropriate.

     6.3 ESCROW FEES. All fees and expenses charged by Escrow Agent shall be borne by FSG.

     6.4 RELEASE FROM ESCROW. Upon the occurrence of a release condition as set forth in and subject to SECTION 3 of the Escrow Agreement, FSG shall be entitled to receive, and the Escrow Agent shall be obligated to release to FSG, the Escrow Materials placed on deposit with the Escrow Agent. Upon such a release, FSG shall be deemed to have received a non-transferable and non-exclusive license to the Escrow Materials to use same to manufacture itself or cause to be manufactured by third parties and use the Units for the use and benefit of FSG and/or its affiliates.

     6.5 VERIFICATION. FSG, at its option and expense and subject to the provisions of SECTION 7, may request that the completeness and accuracy of the Escrow Materials be verified by independent auditors once each year during the term of this Agreement.

     6.6 CONTINUED CONFIDENTIALITY. Subject to FSG's rights to use the Escrow Materials as set forth in SECTION 6.4, the confidentiality obligations contained in SECTION 7 shall continue to govern the Escrow Materials after the release thereof.


                 SECTION 7. - CONFIDENTIALITY AND TRADE SECRETS

     7.1 CONFIDENTIAL INFORMATION. Mobinetix and FSG acknowledge that in the course of performance hereunder, each party may receive the trade secrets and confidential information of the other. Each party acknowledges that the confidentiality of the trade secrets and the confidential information of the other is necessary to the others ability to compete with its competitors, and, except as provided in SECTION 7.2 below, agrees at all times, during and after the term of this Agreement, not to use, communicate, publish, disclose or disseminate, directly


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or indirectly, any trade secrets or confidential information of the other for any purpose except for the purpose of performing in accordance with this Agreement. In the event any information can be treated as both trade secrets and confidential information, such information shall be treated as trade secrets for purposes of this Agreement. Each party shall use the same care to prevent disclosure to third parties of the trade secrets and confidential information of the other as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature.

     7.2 PERMITTED DISCLOSURE. Notwithstanding the foregoing, a receiving party may disclose some or all of the trade secrets and confidential information of the other party which are:

          (i) required to be disclosed by law or order of court or governmental agency applicable to the receiving party,

          (ii) required to be disclosed by FSG strictly for the purpose of enforcing its rights and obtaining the benefit of its bargain hereunder, or

          (iii) generally known and available in the public domain, or become part of the public domain through no violation of any confidentiality provisions of this Agreement.

     7.3 PUBLICITY. MobiNetix and FSG may announce, publish or otherwise communicate the fact that the parties have entered into a contractual relationship pursuant to which MobiNetix shall manufacture and sell the Units to FSG. Except for the foregoing, no other detail or aspect of this Agreement may be disclosed by either party without the prior consent of the other.



                      SECTION 8. - INDEMNITY AND LIABILITY


     8.1 CROSS INDEMNITY. Each party shall indemnify, defend and hold harmless the other and the officers, employees, agents, shareholders, affiliates, successors and assigns of


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the other (with the indemnifying party hereinafter referred to as "INDEMNITOR"
and the indemnified party together with its officers, employees, agents, shareholders, affiliates, successors and assigns hereinafter referred to as "INDEMNITEE") from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses arising out of the death or bodily injury of any persons or the damage, loss or destruction of property that result from or are caused by any negligent or willful act or omission of the Indemnitor.

     8.2 INFRINGEMENT INDEMNITY. MobiNetix, as Indemnitor, shall defend or at its option settle any claim, action, suite or proceeding brought by third-parties against FSG for infringement or misappropriation of any third party's U.S. letters patent, trade secrets, copyright, trademark, service mark, trade name or similar proprietary right conferred by common law or by any statute that is alleged to have occurred because of systems, services, software or other products provided or work performed by MobiNetix, and to indemnify FSG, as Indemnitee, against any court-awarded damages, liabilities, costs and expenses for such infringement or misappropriation. In the event FSG is enjoined by reason of any infringement claim, or is believed likely by FSG to become the subject of a meritorious infringement claim, MobiNetix shall, at its expense, either:

          (i) procure the right to continue to use the affected system, service, software or other product or any component thereof, as contemplated hereunder,

          (ii) replace or modify the affected system, service, software, or other product, or any component thereof, to permit the performance of such function or to render use of the affected system, service, software or other product, or any component thereof, non-infringing while performing substantially the same functions without substantial degradation of performance, or

          (iii) if any of the options stated in clauses (i) or (ii) above is not reasonably available, refund to FSG the entire purchase price paid by FSG for the affected system, software or product, including the purchase price paid for any system, software or product that is not directly the subject of the infringement claim but is rendered unusable as a result of the


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                  discontinuance of the availability of the affected system, product or software.

        8.3 CONDUCT OF LITIGATION. In the event a claim or judicial action is brought or threatened against the Indemnitee with respect to matters covered by SECTIONS 8.1 or 8.2, the Indemnitor shall pay the costs and damages awarded in any such claim or action or the cost of settling such claim or action and the Indemnitor shall have the right to defend such claim or action at its expense and to control the defense and settlement, provided, that the Indemnitee shall have the right to participate in such defense and negotiations using counsel at its own expense and Indemnitor shall obtain Indemnitee's consent, which shall not be unreasonably withheld, prior to entering into a settlement or compromise or consenting to any injunctive relief with respect to such claim or action. The obligations of the Indemnitor hereunder are subject to its receiving prompt notice of any claims for indemnification, and the Indemnitee reasonably cooperating in the defense thereof.

        8.4 LIMITATION OF LIABILITY. Subject to the indemnification obligations contained in SECTIONS 8.1 and 8.2, neither party will be liable for any claim or demand against the other, its officers, directors, partners, principal, members, managers, employees, agents or representatives by any third party nor for any amounts representing loss of profit, loss of business or special indirect, incidental, consequential or punitive damages, even if such party has been advised of the possibility of such damages, or damages that could have been avoided, using reasonable diligence, by the other party. Subject to the indemnification obligations of the parties contained in SECTIONS 8.1 and 8.2, each party's liability for any reason whatsoever arising under or relating to this Agreement, regardless of the form of the cause of action, whether in contract, statute or tort (including negligence) or otherwise, shall in no event exceed in the aggregate an amount equivalent to (i) in the case of MobiNetix, the amounts actually received by MobiNetix from FSG hereunder, or
(ii) in the case of FSG, the amounts paid to MobiNetix by FSG hereunder.

        8.5 EXCUSE FOR NON-PERFORMANCE. To the extent that and only for so long as one party (the "DEFAULTING PARTY") fails to perform an obligation which failure prevents or renders impracticable the performance of an obligation by the other party (the "NON-DEFAULTING PARTY") the non-defaulting party shall be excused from such performance, provided that the non-defaulting party shall (i) notify the defaulting party if possible and as soon as practicable


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describing the default and explaining how the non-defaulting party's performance has been affected; (ii) use reasonable efforts to mitigate the effect of the defaulting party's failure; and (iii) perform its obligations hereunder to the extent reasonably practicable. The defaulting party shall use diligent, uninterrupted efforts to cure its default and eliminate the effects thereof.

                        SECTION 9. - DISPUTE RESOLUTION

     Any dispute between the parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement, conformance or non-conformance of the Units and performance by MobiNetix or FSG hereunder, shall be resolved as provided in this SECTION 9.

     9.1 INFORMAL DISPUTE RESOLUTION. Prior to the initiation of formal dispute resolution procedures, the parties shall first attempt to resolve their dispute informally, as follows:

         (i) Upon the written request of either party containing a short statement as to the nature of the dispute and the requesting party's position with respect thereto, each party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

         (ii) The designated representatives shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the dispute which the parties believe to be appropriate and germane in connection with the resolution of the dispute. The representatives shall discuss and attempt to resolve the dispute without the necessity of any formal proceeding.

         (iii) During the course of discussion, all reasonable requests made by one party to another for nonprivileged information reasonably related to this Agreement shall be honored in order that each of the parties may be fully advised of the other's position.


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     (iv) Formal proceedings for the resolution of the dispute pursuant to
          Section 9.2 or 9.3 shall not be commenced until the earlier of:

          (a) either of the designated representatives concludes in good faith that amicable resolution through continued negotiation of the dispute does not appear likely and so stating in a notice to the other designated representative or in a joint declaration signed by each of them; or

          (b) thirty (30) days after the initial written request to appoint a designated representative pursuant to SECTION 9.1(i)(this period shall be deemed to run notwithstanding any claim that the process described in this SECTION 9.1 was not followed or completed).

This SECTION 9.1 shall not be construed to prevent a party from instituting, and a party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors, or as provided in SECTIONS 9.3.

     9.2 ARBITRATION. If the parties are unable to resolve a dispute as provided in SECTION 9.1, then such dispute may be submitted to mandatory and binding arbitration pursuant to the following conditions:

          (i) Agreement to Arbitrate. Provided the parties specifically agree in writing signed by authorized representatives specifically referencing this SECTION 9.2 to submit to arbitration, any dispute, claim, or controversy relating in any way to this Agreement may be settled by arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

          (ii) Award, Expenses. The award of the arbitrator shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction. Each party to the arbitration shall pay an equal part of the deposit fixed by the AAA. Notwithstanding the determination of the arbitrator (i) all costs associated with the arbitration and imposed by the AAA or the arbitrator shall be borne equally by each party to the arbitration, and (ii) each party to the arbitration shall be responsible for its own attorneys' fees and other professional fees incurred in connection with the arbitration.

     9.3  LITIGATION.

               (i) Immediate Injunctive Relief. If a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that a temporary restraining order or other injunctive relief is the only appropriate and adequate remedy, such party shall be authorized to seek immediate injunctive relief without regard to SECTION 9.1 OR 9.2.

               (ii) Litigation in Lieu of Arbitration. So long as no arbitration proceeding has been commenced by one party and accepted by the other party as provided in SECTION 9.2(i), after the dispute resolution procedure set forth in SECTION 9.1 has been complied with, either party shall be authorized to initiate litigation in order to resolve the dispute.

               (iii) Jurisdiction. The Parties consent to venue in Atlanta, Georgia or in San Francisco, California and to the exclusive jurisdiction of competent state or federal courts in California for all litigation which may be brought, subject to any requirement for informal dispute resolution hereunder or prior agreement of the parties to arbitrate, with respect to the terms of, and the transactions and relationships contemplated by, this Agreement.

     9.4 CONTINUED PERFORMANCE. Each party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance provided that any dispute over payment shall not be deemed to preclude performance.

     9.5  WAIVER OF JURY TRIAL.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE OF THE SERVICES. EACH

PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (ii) EACH PARTY MAKES SUCH WAIVER VOLUNTARILY, AND (iii) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                       SECTION 10. - TERM AND TERMINATION

        10.1 TERM. The term of this Agreement shall commence on the date hereof and shall continue for an initial term of three (3) years unless sooner terminated as provided herein.

        10.2 TERMINATION. This Agreement shall terminate automatically upon the expiration of the initial term identified in SECTION 10.1 unless extended by written agreement of the parties. Either party may terminate this Agreement at any time upon the occurrence of an event of default by the other as set forth in SECTION 10.3 or the occurrence of a force majeure event pursuant to
SECTION 10.4.

        10.3 EVENT OF DEFAULT. It shall be an event of default if any of the following shall occur and be continuing:

                (i) FSG shall fail to pay any sum required to be paid hereunder and not disputed and such failure continues for thirty (30) days following receipt by FSG of MobilNetix's notice of non-payment;

                (ii) Either party shall fail to perform any covenant or obligation hereunder or under the License Agreement, or any representation or warranty of either party shall fail, and any such failure continues for thirty (30) days following receipt by such defaulting party of a notice of default from the other, provided, that, prior to an event of default hereunder being deemed to arise for purposes of SECTION 6.4, and only for purposes of
                        SECTION 6.4, if such failure cannot reasonably be cured within thirty (30) days and the defaulting party has commenced and is diligently proceeding to cure the default, the defaulting party shall have an additional period, as reasonably necessary and by agreement of the parties, to cure the default;

          (iii) Any party shall not pay its debts as they become due or shall make a general assignment for the benefit of its creditors, or any proceeding shall be instituted by or against such party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, adjustment or other relief under any law relating to bankruptcy or reorganization, or seeking an order for relief or the appointment of a receiver, trustee or other similar official for a substantial part of its property and such proceeding has not been stayed or dismissed within sixty (60) days; or

          (iv) Any of the conditions that could result in a release of the Escrow Materials pursuant to SECTION 6 occur.

     10.4 FORCE MAJEURE.

          (i) No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly by: (a) fire, flood, earthquake, elements of nature or acts of God; (b) riots, civil disorders, rebellions or revolutions in any country; or (c) any other cause beyond the reasonable control of such party, including electronic failures, provided the non-performing party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing party through the use of alternate sources, workaround plans or other means. Notwithstanding the foregoing, the failure of MobiNetix's warranty relating to Year 2000 compliance as contained in
                 SECTION 5.3 shall not be excused as a "force majeure" event.

          (ii) In such event the non-performing party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use its commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any party so delayed in its performance shall immediately notify the party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

          (iii) If any force majeure event substantially prevents, hinders or delays performance hereunder for more than sixty (60) days, then FSG may terminate this Agreement. MobiNetix shall not have the right to any additional payments from FSG for costs or expenses incurred by MobiNetix as a result of any force majeure occurrence.

                          SECTION 11. - MISCELLANEOUS

     11.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its rules governing conflicts of law.

     11.2 ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement contains the entire agreement of the parties hereto as to the subject matter discussed herein. Any amendment to or modification of this Agreement must be in writing and executed by authorized officers of MobiNetix and FSG. No waiver by either party of any right of power it has under this Agreement shall impair or be construed as a further waiver of such right of power. To be effective, all waivers must be in writing and signed by the party waiving its rights.

     11.3 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective affiliates, successors and permitted assigns. FSG may assign its interest hereunder without MobiNetix's consent to any affiliate, or to any entity that purchases all or substantially all of the assets of FSG. MobiNetix may not assign this Agreement, or any of its other interests herein without the prior written consent of FSG except as permitted below. In the event of (i) any assignment, sale or transfer of this Agreement by MobiNetix in whole or in part, whether voluntarily or by operation of law or through proceedings in bankruptcy, voluntary or involuntary, or by reason of an assignment for the benefit of creditors, or (ii) a change in the ownership structure or control of MobiNetix, including the merger or consolidation of MobiNetix with or into another entity, then FSG shall have the unconditional right and option to terminate this Agreement, provided, that FSG may not withhold its consent to terminate this Agreement if any of the events described in subclauses (i) or (ii) above do not, in FSG's reasonable sole judgment, result in either (x) an adverse change in the financial condition of MobiNetix (y) a change in the management ranks of MobiNetix (which, for purposes hereof will be deemed to be the resignation, removal or absence of the persons currently holding the positions of CEO, CFO, Senior Program Manager
(for FSG), Software Manager (for Scripts), Engineering Manager (for firmware) and such other senior personnel who currently are equity owners of MobiNetix and actively engaged in its business operations as employees), or (z) the vesting of control or controlling interest in MobiNetix with a competitor of FSG's parent, Federated Department Stores, Inc. MobiNetix shall inform FSG of any and all such assignments or changes in control or structure, including any other substantive changes in the structure of its business within thirty (30) days after the occurrence of such event.

     11.4 RELATIONSHIP OF PARTIES. In performing under this Agreement, the parties are acting as independent contractors and this Agreement shall not be construed as imposing liability upon one party for the acts or omissions of the other or as providing either party with the right, power or authority to impose any duty or obligation on the other except as expressly provided herein.

     11.5 COMPLIANCE WITH LAWS. Each party agrees that it shall obtain all licenses and other governmental authorizations and approvals required for the performance of its obligations under this Agreement and that it shall perform its obligations hereunder in accordance with all applicable laws and regulations.

     11.6 SURVIVAL. The provisions of SECTIONS 4, 5, 6.4, 6.6, 7, 8, 9, 11.1 and 11.6 shall survive the termination of this Agreement.

     11.7 INSURANCE. During the Term of this Agreement, MobiNetix shall maintain

           (i) general public liability insurance, including blanket contractual liability, broad form property damage and all risk coverage, personal injury, completed operations, product liability and personal property damage and such other insurance as will protect itself and FSG from direct, assumed and contingent liability with limits of not less than $1,000,000 for personal injury, disease or death to any one person and $5,000,000 for personal injury, disease, death or other loss to any number of persons and not less than $2,000,000 for property damage, arising out of any one (1) incident as to each limit; and

          (ii) all necessary insurance under any Disability Benefits and Unemployment and Workers' Compensation laws for all employees employed by MobiNetix, and shall make or withhold all necessary payments in connection therewith.

     All policies insuring against liability for damage to property or personal injury, disease or death shall contain an endorsement by which the insurer extends the coverage thereunder to include the contractual liability of MobiNetix arising by reason of the indemnity provisions of this Agreement, shall be issued in the name of MobiNetix and shall name FSG as an additional insured. All such required policies of insurance, except Workers' Compensation insurance, shall be issued by insurance carriers approved by and in a form satisfactory to FSG. MobiNetix shall deliver to FSG copies of all policies of insurance within thirty (30) days after FSG's request therefor. Each policy shall provide that it cannot be canceled or materially changed except on thirty
(30) days' prior written notice by the insurance carrier to FSG.

     11.8 NOTICES. Any notice or other communication required or otherwise provided for under this Agreement shall be in writing and shall be deemed given when delivered by hand or by courier or express mail or by registered or certified United States mail, return receipt requested, postage prepaid, or by facsimile if receipt is acknowledged (except that a notice of termination or default shall not be sent by facsimile) and shall be addressed as follows:

     In the case of FSG:

                         Federated Systems Group, Inc.
                         6801 Governors Lake Parkway
                         Norcross, GA  30071
                         Attn: Chief Financial Officer

     with copies to:

                         Federated Department Stores, Inc.
                         7 West Seventh Street
                         Cincinnati, Ohio 45202
                         Attn: Senior Vice President -- General Counsel

     In the case of MobiNetix:

                              Mobinetix Systems Inc.
                              500 Oakmead Parkway
                              Sunnyvale, CA 94086
                              Attn: Chief Financial Officer


Either party hereto may from time to time, change its address or designated recipient for notification purposes by giving the other party notice thereof and the date upon which it shall become effective.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


MOBINETIX, INC.                         FEDERATED SYSTEMS GROUP, INC.

By: DAVID M. LICURSE, SR.               By: /s/ FAY GLANCZ
    ---------------------------------   ---------------------------------

Name: David M. Licurse, Sr.             Name: Faye Glancz

Title:  CFO                             Title: VP & CFO

                             Exhibit A - Price List

LIN      PRODUCT DESCRIPTION                                                   COMMENTS
100      PenWare3100                                  [*]          [*]           [*]
101      [*]                                          [*]          [*]
102      20'Cable for PenWare3000                     [*]          [*]
103      12'Cable for PenWare3000                     [*]          [*]
200      Debit Key Injections                         [*]          [*]
201      Re-key (Out of Warranty Devices)             [*]          [*]
300      [*]                                          [*]          [*]

         SPECIFIED COMPONENTS
400      Main PCB Assy.                               [*]          [*]
401      Liquid Crystal Display                       [*]          [*]
402      Inverter/CCFL                                [*]          [*]
403      Pressure Sensitive Pad                       [*]          [*]
404      PenWare3100 Top Case                         [*]          [*]

405      PenWare3100 Bottom Case                      [*]          [*]
406      MSR (3-track) Engine                         [*]          [*]
409      Tethered Passive PenWare Stylus              [*]          [*]           [*]

         NEW PRODUCTS
601      [*]                                          [*]          [*]           [*]

         SOFTWARE PRODUCTS
804      [*]                                          [*]          [*]           [*]
900      Software Developer's Tool-kit                [*]          [*]           [*]
1000     Application development                      [*]          [*]           [*]

1010     Application deliverables specified           [*]
         in EXHIBIT C

         WARRANTY
         [*]                                          [*]          [*]           [*]
         [*]                                          [*]
         [*]                                          [*]

* Confidential treatment requested.

                        Exhibit B - Delivery Schedule

                   Date            Quantity           Cumulative

                   [*]               [*]                 [*]













* Confidential treatment requested.

                        EXHIBIT C - SOFTWARE DELIVERABLES
                                      [*]




[*]

[*]








* Confidential treatment requested.

[*]





* Confidential treatment requested.

                                    EXHIBIT D

                              FORM ESCROW AGREEMENT

                     PREFERRED ESCROW AGREEMENT INTRODUCTION

The Preferred agreement caters to those customers who demand more sophisticated escrow arrangements. It is a three-party contract that involves constant administration by DSI and ongoing contact between DSI the depositor and the beneficiary. The depositor and beneficiary will receive signed and inspected confirmations from DSI for every deposit; an account history report every six months to notify them of the status of the escrow; and ongoing monitoring services to ensure compliance of contract terms. In addition, the Preferred escrow provides audit rights to both parties; technical verifications for the beneficiary; tailored release conditions; grant of use rights and deposit content definition; and overall ability to modify terms for unique requirements.

DSI's Preferred customers benefit from these unique features:

-   Technical Verification options.

-   Tailored release conditions.

- Written notification detailing the contents of the initial deposit and each update.

-   Semi-annual account histories listing all deposit activity.

-   DSI direct billing to beneficiary.

-   Technology Protection Program services.

- Deposit inspection with signed receipt for both the depositor and beneficiary.

For additional benefits, choose DSI's Comprehensive Preferred addendum and receive these additional features:

-   Recurring Level I Verification.

-   Continual DeposiTrack Service.

-   Unlimited updates/replacements and one additional storage unit.

                           PREFERRED ESCROW AGREEMENT

                         Account Number_________________


This Agreement is effective March 17, 1998 among Data Securities International, Inc. ("DSI"), MobiNetix Systems Inc. ("Depositor") and Federated Systems Group Inc. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1 -- DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the license agreement or, if the license agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored, Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5     Depositor's Representations. Depositor represents as follows:

        a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

        b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

        c. The deposit materials are not subject to any lien or other encumbrance;

        d. The deposit materials consist of the proprietary information and other materials identified either in the license agreement or Exhibit A, as the case may be; and


        e. The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the license agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with
Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.

ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

        a. Depositor's failure to carry out obligations imposed on it pursuant to the license agreement; or

        b. Depositor's failure to continue to do business in the ordinary course.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending
(a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DS1.

4.5 Right to Use Following Release. Unless otherwise provided in the license agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.


ARTICLE 5 -- TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with instructions. If there are no instructions, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

        a.      Depositor's Representations (Section 1.5);

        b. The obligations of confidentiality with respect to the deposit materials;

        c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occur-red prior to termination;

        d.      The obligation to pay DSI any fees and expenses due;

        e.      The provisions of Article 7; and

        f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.


ARTICLE 6 -- DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the deposit materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or retain from taking any action, that party shall:

        a. Give DSI at least two business days' prior notice of the hearing;

        b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

        c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8 -- GENERAL, PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all Previous communications, representations or understandings, either oral or written. DSI is not a party to the license agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such license agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and Communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties,

8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country to which the deposit materials may be delivered in accordance with the provisions of this Agreement.




Mobinetix Systems Inc.                   _______________________________________
Depositor                                Preferred Beneficiary
By: David M. Licurse Sr.                 By:____________________________________

Name: Dave Licurse                       Name:__________________________________

Title: Chief Financial Officer           Title:_________________________________

Date: March 17, 1998                     Date:__________________________________


               Data Securities International, Inc.


               By:____________________________________

               Name:__________________________________

               Title:_________________________________

               Date:__________________________________

                                                                       EXHIBIT A


                            MATERIALS TO BE DEPOSITED
                              Account Number ____

Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:

1. Software Documentation
Source code to all of the software defined in the agreement, technical manuals, system and program flowcharts, file report and screen layouts, existing maintenance tools, a list of all third party development tools and all other documents and information that are necessary or reasonably appropriate for a programmer to reconstruct maintain, enhance, understand and program the Software without the aid or assistance of Mobinetix.

2. Hardware Documentation
The engineering designs and specifications, schematics, manufacturing details, including know-how, identity and address of contract manufacturer, documents assigning manufacturing rights to FSG, if any, and all other documents and information that are necessary and appropriate for FSG to cause the Units to be manufactured without the aid or assistance of Mobinetix.



_____________________________________    _____________________________________
Depositor                                Preferred Beneficiary


By:__________________________________    By:__________________________________

Name:________________________________    Name:________________________________

Title:_______________________________    Title:_______________________________

Date:________________________________    Date:________________________________

                                                                       EXHIBIT B


                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name: Mobinetix Systems Inc.

Account Number__________________________________________________________________

Product Name: [*]
(Product Name will appear on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity         Media Type & Size      Label Description of Each Separate Item
                                         (Please use other side if additional
                                                  space is needed)

--------         Disk 3.5" or ______

--------         DAT tape _______mm

--------         CD-ROM

--------         Data cartridge tape ______

--------         TK 70 or ______ tape

--------         Magnetic tape ______

--------         Documentation

--------         Other ___________________

PRODUCT DESCRIPTION:
Operating System: [*] ________________________________________
Hardware Platform: [*] _________________________________________________

DEPOSIT COPYING INFORMATION:

Is the media encrypted? NO. If yes, please include any passwords and the decryption tools.
Encryption tool name ____________________________ Version ______________________

Hardware required ______________________________________________________________
Software required ______________________________________________________________

I certify for DEPOSITOR that the above described       DSI has inspected and accepted the above
deposit materials have been transmitted to DSI:        materials (any exceptions are noted above):

Signature _______________________________              Signature _________________________________
Print Name: Nazim Kareemi _______________              Print Name ________________________________
Date ____________________________________              Date Accepted _____________________________
                                                       Exhibit B# ________________________________

     Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123
                                 (619) 694-1900


* Confidential treatment requested.

                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                         Account Number _______________

Notices, deposit material returns and
communications to Depositor                     Invoices to Depositor should be
should be addressed to:                         addressed-to:

Company Name: Mobinetix Systems Inc.            Accounts Payable
             -------------------------------    -------------------------------
Address: 500 Oakmead Parkway                    500 Oakmead Parkway
         -----------------------------------    -------------------------------
         Sunnyvale, CA 94086                    Sunnyvale CA 94086
         -----------------------------------    -------------------------------

         -----------------------------------    -------------------------------

Designated Contact: David M. Licurse Sr.        Contact: Accounts Payable
                   -------------------------            -----------------------


Telephone: 408-524-4228
          ----------------------------------    -------------------------------

Facsimile: 408-524-4299                         P.O.#, IF REQUIRED:
         -----------------------------------                       ------------


Notices and communications to                   Invoices to Preferred Bene-
Preferred Beneficiary should be addressed to:   ficiary should be addressed to:

Company Name:
             -------------------------------    -------------------------------
Address:
         -----------------------------------    -------------------------------

         -----------------------------------    -------------------------------

         -----------------------------------    -------------------------------

Designated Contact:                             Contact:
                   -------------------------            -----------------------
Telephone:
         -----------------------------------    -------------------------------
Facsimile:                                      P.O.#, if required:
         -----------------------------------                       ------------

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.


Contracts, deposit materials                    Invoice inquiries and fee
and notices to DSI should                       remittances to DSI should be
be addressed to:                                addressed to:

DSI                                             DSI
Contract Administration                         Accounts Receivable
Suite 200                                       Suite 1450
9555 Chesapeake Drive                           425 California Street
San Diego, CA 92123                             San Francisco, CA 94104

Telephone: (619) 694-1900                       (415) 398-7900
Facsimile: (619) 694-1919                       (415) 398-7914

Date:
     -------------------------------

                                  AMENDMENT TO
                         SYSTEMS ACQUISITION AGREEMENT


        AMENDMENT, dated as of March 20, 1998 (this "Amendment"), to the Systems Acquisition Agreement, dated as of March 16, 1998 (the "Agreement"), by and between MobiNetix Systems, Inc. ("MobiNetix") and Federated Systems Group, Inc. ("FSG"). Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Agreement.

        WHEREAS, MobiNetix and FSG have entered into the Agreement; and

        WHEREAS, MobiNetix and FSG desire to amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        Section 1. AMENDMENT TO SECTION 3. The Agreement is hereby amended to add the following Section 3.3 immediately following Section 3.2 of the
Agreement:

                        3.3 PURCHASE PRICE ADVANCE. Notwithstanding anything to the contrary herein contained, (i) FSG has paid to MobiNetix $5,000,160 as the purchase price for the first 11,364 Initial Units to be purchased by FSG hereunder; (ii) the provisions of
                Section 3.2 (other than the second sentence of such Section) shall not apply to the first [*] Initial Units so purchased;
                and (iii) without intending to limit the generality or effect of the second sentence of Section 3.2, with respect to any Unit delivered by MobiNetix in respect of its obligations with respect to the first [*] Initial Units to be purchased by FSG hereunder that subsequently fails to achieve Unit Acceptance, FSG may offset amounts paid to MobiNetix as the purchase price for such Initial Units as set forth in clause (i) above against any other payment required to be made by FSG hereunder. In the event that [*] Initial Units shall not have achieved Unit Acceptance prior to the termination of this Agreement, (i) as promptly as practicable following such termination, MobiNetix will pay FSG an amount equal to (a) $5,000,160 less (b) the product of (1) [*] and (2) the number of Initial Units that either (A) have achieved Unit Acceptance or (B) are included in a shipment that has achieved Shipment Acceptance and (ii) thereafter MobiNetix shall promptly reimburse FSG [*] for each Initial Unit that subsequently fails to achieve Unit Acceptance. The provisions of the immediately preceding sentence of this
                Section 3.3 shall survive the termination of this Agreement.

        Section 2. CONTINUED EFFECTIVENESS. Except as specifically amended hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects.


* Confidential treatment requested.

        Section 3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its rules governing conflicts of laws.

        Section 4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


MOBINETIX, INC.                         FEDERATED SYSTEMS GROUP, INC.



By: /s/ NAZIM KAREEMI                   By: /s/ FAYE GLANCZ
   -----------------------------           -------------------------------

Name: Nazim Kareemi                     Name: Faye Glancz
      --------------------------              ----------------------------


Title: Exec. Vice President             Title: VP & CFO
       -------------------------               ---------------------------